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                                                                  EXHIBIT (e)(3)


                                                                  EXECUTION COPY



                      THIRD AMENDMENT TO RIGHTS AGREEMENT



          This Third Amendment to Rights Agreement (the "Amendment"), dated as of March 30, 2001, is entered into by and between Katy Industries, Inc., a Delaware corporation (the "Company"), and La Salle Bank National Association (f/k/a La Salle National Bank), a national banking association, as Rights Agent (the "Rights Agent").

          WHEREAS, the Company and the Rights Agent are parties to a Rights Agreement, dated as of January 13, 1995, as amended (the "Agreement");

          WHEREAS, the Company wishes to amend the Agreement; and

          WHEREAS, Section 26 of the Agreement provides, among other things, that prior to the Distribution Date the Company may, and the Rights Agent shall, if the Company so directs, supplement or amend any provision of the Agreement without the approval of any holders of certificates representing shares of Company Common Stock.

          NOW, THEREFORE, the Company and the Rights Agent hereby amend the Agreement as follows:

          1. Capitalized terms used in this Amendment without definition shall have the meanings given to them in the Agreement.

          2.   Section 1(j) of the Agreement is hereby amended by:

               a.   deleting the word "and" at the end of subparagraph (iv);

               b. adding, immediately following subparagraph (iv), a new subparagraph (v), to read as follows:

          "(v) any member of the KKTY Group, provided, however, that all of the KKTY Group shall immediately and thereafter cease to be an Exempt Person if the Recapitalization does not occur and the Purchase Agreement is terminated; and"
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               c.   renumbering subparagraph (v) to become subparagraph (vi).

          3.   Section 1 of the Agreement is hereby further amended by:

               a. adding, immediately after the existing Section 1(l), the following subsection (m) to read as follows:

               "(m) "KKTY Group" shall mean KKTY Holdings, Inc., a Delaware corporation, and all Affiliates and all Associates of KKTY Holdings, Inc."

               b. adding, immediately after the existing Section 1(m), the following subsection (o) to read as follows:

               "(o) "Permitted Event" shall mean the execution, delivery and performance under, or consummation of any one or more transactions contemplated by, the Purchase Agreement, including, without limitation, the purchase of Company Common Stock by way of a tender offer, the issuance of Company Common Stock upon conversion of the preferred stock issued pursuant to the Purchase Agreement, entry into the Voting Agreement (as defined in the Purchase Agreement), and entry into any other voting agreement with any stockholder of the Company in connection with the Recapitalization."

               c. adding, immediately after the existing Section 1(n), the following subsection (q) to read as follows:

               "(q) "Purchase Agreement" shall mean the Preferred Stock Purchase and Recapitalization Agreement, dated as of March __, 2001, as the same may be amended from time to time, by and among KKTY Holdings, Inc. and the Company."

               d. adding, immediately after the existing Section 1(o), the following subsection (s) to read as follows:

               "(s) "Recapitalization" shall mean the purchase by KKTY Holdings, Inc. of Company Common Stock, and of newly issued preferred stock of the Company, pursuant to the Purchase Agreement."

               e. redesignating existing subsections (n) through (z) as follows:

               existing subsection (n) becomes new subsection (p);

               existing subsection (o) becomes new subsection (r);

               existing subsection (p) becomes new subsection (t);

               existing subsection (q) becomes new subsection (u);

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               existing subsection (r) becomes new subsection (v);

               existing subsection (s) becomes new subsection (w);

               existing subsection (t) becomes new subsection (x);

               existing subsection (u) becomes new subsection (y);

               existing subsection (v) becomes new subsection (z);

               existing subsection (w) becomes new subsection (aa);

               existing subsection (x) becomes new subsection (bb);

               existing subsection (y) becomes new subsection (cc);

               existing subsection (z) becomes new subsection (dd);

          4. Existing Section 1(v) is hereby amended to add the following at the end thereof immediately prior to the period:

          "(other than a public announcement that an Acquiring Person has become such pursuant to the Recapitalization or any other Permitted Event)".

          5. Section 3(a) of the Agreement is hereby amended to add the following at the end of the first sentence thereof immediately prior to the period:

               "; provided, however, that, notwithstanding anything in this
                  --------  -------
Agreement to the contrary, the acquisition of beneficial ownership of shares of Company Common Stock pursuant to the Recapitalization or any other Permitted Event shall not constitute or result in the occurrence of a Distribution Date".

          6. Section 11(a)(ii) of the Agreement is amended to add the following at the end thereof immediately prior to the period:

          "; provided, however, that, notwithstanding anything in this Agreement
             --------  -------
     to the contrary, the acquisition of beneficial ownership of shares of Company Common Stock pursuant to the Recapitalization or any other Permitted Event shall not constitute or result in the occurrence of a
     Section 11(a)(ii) Event".

          7. Section 13(a) of the Agreement is amended to add the following at the end thereof immediately prior to the period:

          "; provided, however, that, notwithstanding anything in this Agreement
             --------  -------
     to the contrary, the acquisition of beneficial ownership of Common Stock of the Company pursuant to the Recapitalization and the consummation of any one or more of the Permitted Events shall not constitute or result in the occurrence of a Section 13 Event".

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          8.   The term "Agreement" as used in the Agreement shall be deemed to refer to the Agreement as amended hereby.

          9. Except as expressly amended hereby, all of the terms and provisions of the Agreement shall continue and remain in full force and effect, and each party confirms, ratifies and approves each and every of its obligations under the Agreement, as amended by this Amendment.

          10. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed entirely in such state.

          11. This Amendment may be executed (including by facsimile) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which, when executed, shall be deemed to be an original, but all of which taken together shall constitute one and the same instrument.

          12. If any term, provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, illegal, or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment, and of the Agreement, shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

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          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of this 30th day of March, 2001.

                                        KATY INDUSTRIES, INC.


                                        By:    /s/ Robert M. Baratta
                                           -------------------------------------
                                            Name:  Robert M. Baratta
                                            Title: President and Chief Executive
                                                    Officer

                                        LA SALLE BANK NATIONAL ASSOCIATION, as
                                        Rights Agent


                                        By:     /s/ Mark F. Rimkus
                                           -------------------------------------
                                            Name:  Mark F. Rimkus
                                            Title: Assistant Vice President
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          The undersigned, being a duly elected, qualified and acting officer of the Company, hereby certifies to the Rights Agent that the foregoing Amendment is in compliance with the terms of Section 26 of the Agreement.

          IN WITNESS WHEREOF, the undersigned has executed this certificate as of March 29, 2001.

                                        KATY INDUSTRIES, INC.


                                        By:    /s/ Robert M. Baratta
                                           -------------------------------------
                                            Name:  Robert M. Baratta
                                            Title: President and Chief Executive
                                                    Officer